Exhibit 32.2

CERTIFICATION
OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
AXIS Capital Holdings Limited
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

I, John Charman, and I, Andrew Cook, each certify to the best of my knowledge that:

This quarterly report of AXIS Capital Holdings Limited for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	May 4, 2004	/s/ John Charman
John Charman
Chief Executive Officer

/s/ Andrew Cook
Andrew Cook
Chief Financial Officer